SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               NOBLE ROMAN'S, INC.
                               -------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] $125 per Exchange Act Rule O-11(c)(1)(ii), 14a-6(i)(l), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

1) Title of each class of securities to which transaction applies:
   Not applicable
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2) Aggregate number of securities to which transaction applies:
   Not applicable
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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   Not applicable
--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:
   Not applicable
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5) Total fee paid:
   Not applicable
--------------------------------------------------------------------------------

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:  Not applicable
                                -----------------------------------------------

    2) Form Schedule or Registration Statement No.:  Not applicable
                                                     --------------------------

    3) Filing Party:  Not applicable
                      ---------------------------------------------------------

    4) Date Filed:  Not applicable
                    -----------------------------------------------------------

                                  July 3, 2002





Dear Shareholder:

     I cordially invite you to attend the annual meeting of the shareholders of Noble Roman's, Inc., an Indiana corporation, to be held at 10:00 a.m. Eastern Standard Time on Wednesday, July 31, 2002, at the Hampton Inn Downtown, 105 S. Meridian Street, Indianapolis, Indiana 46204. The Notice of the Annual Meeting of Shareholders, Proxy Statement and Proxy that accompany this letter outline fully matters on which action is expected to be taken at the annual meeting.

     Whether or not you plan to attend the meeting please sign, date and return the enclosed proxy as promptly as possible. If you attend the meeting, you may withdraw your proxy and vote in person if you wish. Your vote is important regardless of the number of shares you own.

                                                 Sincerely,


                                                 ------------------------------
                                                 A. Scott Mobley
                                                 President

                                                             NOBLE ROMAN'S, INC.
                                                  ONE VIRGINIA AVENUE, SUITE 800
                                                     INDIANAPOLIS, INDIANA 46204
                                                                  (317) 634-3377



                               NOBLE ROMAN'S, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To Our Shareholders:

     We are notifying you that the annual meeting of shareholders of Noble Roman's, Inc., an Indiana corporation, will be held at 10:00 a.m. Eastern Standard Time on Wednesday, July 31, 2002, at the Hampton Inn Downtown, 105 S. Meridian Street, Indianapolis, Indiana 46204, for the following purposes:

     1.   The election of Directors; and

     2. To transact any other business that is properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

     Your board of directors has fixed the close of business on June 28, 2002 as the record date to determine the shareholders who are entitled to notice of, and to vote at, the annual meeting. Please read carefully the accompanying proxy statement The proxy statement is deemed incorporated by reference in and form a part of this Notice.

     Whether or not you plan to attend the annual meeting in person, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the matters considered at the annual meeting.



                                    By Order of the Board of Directors of Noble
                                    Roman's, Inc.


                                    ---------------------------------------
                                    A. Scott Mobley, President

July 3, 2002

                                                             NOBLE ROMAN'S, INC.
                                                  ONE VIRGINIA AVENUE, SUITE 800
                                                     INDIANAPOLIS, INDIANA 46204
                                                                  (317) 634-3377




                                 PROXY STATEMENT

                         Annual Meeting of Shareholders

                                  July 31, 2002




     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Noble Roman's, Inc., an Indiana corporation, for use at the annual meeting of shareholders to be held on Wednesday, July 31, 2002 at 10:00 a.m., local time, at the Hampton Inn Downtown, 105 S. Meridian Street, Indianapolis, Indiana 46204, and any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual meeting of shareholders.

     All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the amendment to our Articles of Incorporation as proposed by our board of directors. A shareholder who executes a proxy may revoke it at any time before it is exercised by delivering to us another proxy bearing a later date, by submitting written notice of such revocation to our corporate secretary or by personally appearing at the annual meeting and casting a contrary vote.

     This proxy statement, the notice of annual meeting and the accompanying proxy were first mailed to the holders of our common stock on or about July 3, 2002. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, may be requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     Only shareholders of record at the close of business on June 28, 2002 are entitled to notice of, and to vote at, the annual meeting. On such date, there were 16,051,158 shares of our common stock outstanding and approximately 378 holders of record. Each share of common stock is entitled to one vote on each matter to be voted upon at the annual meeting.

     To our knowledge, and except as set forth under "Security Ownership of Certain Beneficial Owners and Management," no person beneficially owned more than 5% of our common stock outstanding on June 28, 2002.


                              ELECTION OF DIRECTORS

     At the Annual Meeting of Shareholders, pursuant to the Company's By-Laws, four directors are to be elected for a one-year term. Paul W. Mobley, A. Scott Mobley, Donald A. Morrison, III, and Douglas H. Coape-Arnold, have been nominated by the Board for election at this Annual Meeting. All four of the nominees are presently directors of the Company.

     It is the intention of the persons named as proxies in the accompanying form of proxy to vote for the persons named above. If any such person should be unable to serve or becomes unavailable for any reason, or if a vacancy should occur before the election, the proxy will be voted for such other person or persons as shall be determined by the Board if the Board elects to fill such nominee's position.

     Set forth below is certain information regarding the nominees and the executive officers of the Company:

     Paul W. Mobley             61   Chairman of the Board and Director
     A. Scott Mobley            38   President, Secretary and Director
     Douglas H. Coape-Arnold    56   Director
     Donald A. Morrison, III    60   Director
     Troy K. Branson            38   Executive Vice President of Franchising
     George N. Apostolopoulos   56   Executive Vice President of Development
     Frank T. White             56   Vice President of Franchise Services

     The executive officers of the Company serve at the discretion of the Board of Directors and are elected at the annual meeting of the Board. Directors are elected annually by the stockholders. The following is a brief description of the previous business background of the executive officers and directors:

     Paul W. Mobley has been Chairman of the Board since December 1991 and a Director since 1974. Mr. Mobley was President and Chief Executive Officer of the Company from 1981 to 1997. From 1975 to 1987, Mr. Mobley was a significant shareholder and president of a company which owned and operated 17 Arby's franchise restaurants. From 1974 to 1978, he also served as Vice President and Chief Operating Officer of the Company and from l978 to 1981 as

Senior Vice President. He is the father of A. Scott Mobley. Mr. Mobley has a B.S. in Business Administration from Indiana University and is a CPA.

     A. Scott Mobley has been President since October 1997 and a Director since January 1992, and Secretary since February 1993. Mr. Mobley was Vice President from November 1988 to October 1997 and from August 1987 until November 1988 served as Director of Marketing for the Company. Prior to joining the Company Mr. Mobley was a strategic planning analyst with a division of Lithonia Lighting Company. Mr. Mobley has a B.S. in Business Administration from Georgetown University and an MBA from Indiana University. He is the son of Paul Mobley.

     Douglas H. Coape-Arnold was appointed a Director of the Company in May 1999. Mr. Coape-Arnold has been Managing General Partner of Geovest Capital Partners, L.P. since January 1997, and Managing Director of TradeCo Global Securities, Inc. since May 1994. Mr. Coape-Arnold's prior experience includes serving as Vice President of Morgan Stanley & Co., Inc. from 1982 to 1986, President & Chief Executive Officer of McLeod Young Weir Incorporated from 1986 to 1988, and Senior Vice President of GE Capital's Transportation & Industrial Funding Corp. from 1988 to 1991. Mr. Coape-Arnold is a Chartered Financial Analyst.

     Donald A. Morrison, III has been a Director of the Company since December 1993. Mr. Morrison currently serves as Vice President Investments at David A. Noyes & Co. Prior to joining David A. Noyes & Co., Mr. Morrison owned an independent brokerage firm offering general securities through Broker Transaction Services member NASD/SIPC, a subsidiary of Southwest Securities group. Prior to January 1998 Mr. Morrison was President and director of Traub & Company, Inc., an investment banking firm headquartered in Indianapolis, Indiana. Mr. Morrison was affiliated with Traub & Company since 1971.

     Troy K. Branson, has been Executive Vice President of Franchising for the Company since November 1997 and since 1992, he was Director of Business Development. Prior to joining the Company, Mr. Branson was an owner of Branson-Yoder Marketing Group since 1987, after graduating from Indiana University where he received a B.S. in Business.

     George N. Apostolopoulos, has been Executive Vice President of Development for the Company since Mach 2002. Prior to joining the Company, Mr. Apostolopoulos was employed by Tricon Global Restaurants, Inc., or its predecessors, since 1986, most recently as the National Manager Hotels & Resorts since 1999. From 1991 through 1998, Mr. Apostolopoulos developed franchises in airports, universities, travel centers, business and industry and mass merchandisers for Tricon Global Restaurants, Inc. Prior to 1991, Mr. Apostolopoulos worked in operations as an Area Manager. Mr. Apostolopoulos has an Associates Degree in Restaurant & Hospitality Management from San Diego City College and Law Curriculum in Labor, Contract and International Business Law from Western State University.

     Frank T. White, has been Vice President of Franchise Services since March 2002 and Director of Research and Development since September 2001. Prior to joining the Company, Mr. White was a Director of Operations for McLochlin Enterprises, a Commercial Real Estate Development Company from 1991 to 2001. Prior to McLochlin Enterprises, Mr. White was an Area Director of Operations for Noble Roman's, Inc. from 1986 to 1991 and was a Regional Manager for W.R. Grace Restaurant Company from 1974 to 1986. Mr. White also operated a regional wholesale baker for Vie de France Corporation from 1986 to 1990. He has a B.S. degree from Roosevelt University.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

As of March 15, 2002, there were 16,051,158 shares of the Company's common stock outstanding and 25,000,000 shares are authorized. The following table sets forth the amount and percent of the Company's common stock beneficially owned on June 29, 2002 by (i) each director and named executive officer individually, (ii) each beneficial owner of more than five percent of the Company's outstanding common stock and, (iii) all executive officers and directors as a group:

                                                 Number of Share            Percent of Outstanding
         Name and Address                     Beneficially Owned (1)           Common Stock(2)
         ----------------                     ----------------------        -----------------------
         Paul W. Mobley
         One Virginia Avenue, Suite 800
         Indianapolis, IN   46204                     2,551,018  (3)                   14.7%

         A. Scott Mobley (1)
         One Virginia Avenue, Suite 800
         Indianapolis, IN  46204                        928,826  (4)                    5.5%

         Provident Financial Group, Inc.
         One E. Fourth Street
         Cincinnati, OH  45202                        5,332,839  (5)                   29.5%

         Donald A. Morrison, III
         111 Monument Circle, Suite 300
         Indianapolis, IN  46204                         62,810                           *

         Geovest Capital Partners, L.P.
         110 E. 59th Street, 18th Floor
         New York, N.Y.  10022                        1,871,625  (6)                   11.0%

         James Lewis
         110 E. 59th Street, 18th Floor
         New York, N.Y.  10022                        4,564,136  (7)                   27.2%


         Douglas Coape-Artnold
         110 E. 59th Street, 18th Floor
         New York, N.Y.  10022                           20,000                           *

         All Executive Officers and
            Directors as a Group (4 Persons)          3,562,654                        19.7%

*Less than 1%

(1)  All shares owned directly unless otherwise noted.

(2) The percentage calculations are based upon 16,051,158 shares of our common stock issued and outstanding as of March 15, 2002 and, for each officer or director of the group, the number of shares subject to options or conversion rights exercisable currently or within 60 days of March 15, 2002.

(3) This total includes a warrant to purchase 600,000 shares of stock at an exercise price of $.40 per share issued November 19, 1997 in connection with the financial restructuring with The Provident Bank, a warrant to purchase 700,000 shares of our common stock at an exercise price of $2.00 per share, in the event of (i) a change of control in Noble Roman's, (ii) the sale of substantially all of Noble Roman's assets, or (iii) the merger or consolidation of Noble Roman's with another entity and 10,000 shares subject to options granted under an employee stock option plan which are currently exercisable at $1.00 per share.

(4) Includes 69,000 shares subject to options granted under an employee stock option plan which are currently exercisable at $3.25 per share for 6,500 common shares, $3.68 per share for 7,500 common shares, $6.44 per share for 5,000 common shares , $1.75 per share for 20,000 common shares, $1.00 per share for 10,000 common shares and $1.45 per share for 20,000 shares. Also includes a warrant to purchase 400,000 shares of our common stock at an exercise price of $.40 per share issued November 19, 1997 in connection with the financial restructuring with The Provident Bank and a warrant to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share, in the event of (i) a change of control in Noble Roman's, (ii) the sale of substantially all of Noble Roman's assets, or (iii) the merger or consolidation of Noble Roman's with another entity.

(5) This total includes warrants to purchase in the aggregate 385,000 shares of our common stock at $.01 per share. The warrants were granted to Provident Financial Group as partial consideration for its obligations pursuant to an Amended and Restated Credit Agreement. The total also includes 1,643,091 shares of our common stock which Provident's 4,929,275 shares of our preferred stock may be converted into.

(6) Includes 1,000,000 shares of our common stock convertible from participating income notes owned by Geovest Capital Partners, L.P. in its investment account of which Mr. Coape-Arnold is managing partner. Mr. Coape-Arnold disclaims beneficial ownership of such shares beyond his interest in Geovest Capital Partners.

(7) This total includes 138,580 shares of our common stock owned by James Lewis Family Trust, 200,000 shares of our common stock owned by James W. Lewis MPP, 520,000 shares of our common stock convertible from participating income notes, 50,000 shares of our common stock convertible from participating income notes owned by James Lewis Family Investment, L.P., 100,000 shares of our common stock convertible from participating income notes owned by James W. Lewis IRA and 100,000 shares of our common stock convertible from participating income notes owned by James W. Lewis, MPP.


                              EXECUTIVE COMPENSATON
                              ---------------------

     The following table sets forth the cash and non-cash compensation for each of the Company's last three years awarded to or earned by the Chief Executive Officer and other executive officers of the Company whose cash compensation in 2001 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                   Annual                    Long Term
                                                Compensation               Compensation
Name and Principal Position            Year      Salary (l)       Bonus      Options #
---------------------------            ----      ----------       -----      ---------
Paul W. Mobley                         2001       $ 272,083     $      -            -
        Chairman of the Board          2000       $ 240,000            -            -
                                       1999         240,000            -            -

A. Scott Mobley                        2001       $ 173,750     $      -            -
        President and Secretary        2000       $ 150,000            -       20,000
                                       1999         150,000            -            -

Troy K. Branson                        2001       $ 100,000     $ 31,162            -
         Executive Vice President      2000          93,754       37,794       35,000
         of Franchising                1999          75,577       29,751            -

(1) The Company did not have any bonus, retirement, or other arrangements or plans respecting compensation, except for an Incentive Stock Option Plan for executive officers and other employees.

                       Aggregate Option Exercises in Last
                  Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information concerning the number of exercisable and unexercisable stock options held at December 31, 2001 by the executive officers named in the Summary Compensation Table.

                           Number of Securities        Values of Unexercised
                          Underlying Unexercised             In-The-Money
                           Options at 12/31/01        Options at 12/31/01  (1)
                        Exercisable/Unexercisable     Exercisable/Unexercisable
                        -------------------------     -------------------------

      Paul W. Mobley         10,000  /       0             0     /     0
      A. Scott Mobley        49,000  /  20,000             0     /     0
      Troy Branson           22,500  /  35,000             0     /     0

(1) Based on a per share price of $.86, the last reported transaction price of the Company's common stock on December 31, 2001.


Employment Agreements
---------------------

Mr. Paul Mobley has an employment agreement with the Company, which fixed his base compensation at $375,000 per year for the most recent fiscal year, provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile, health and accident insurance similar to that provided other employees, and life insurance in an amount related to his base salary. The initial term of the agreement is seven years and is renewable each year for a seven-year period subject to approval by the Board. The agreement is terminable by the Company for just cause as defined in the agreement.

Mr. A. Scott Mobley has an employment agreement with the Company which fixed his base compensation at $175,000 per year for the most recent fiscal year, provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile, health and accident insurance similar to that provided other employees, and life insurance in an amount related to his base salary. The initial term of the agreement is five years and is renewable each year for a five-year period subject to approval by the Board. The agreement is terminable by the Company for just cause as defined in the agreement.

Certain Transactions
--------------------

The following is a summary of transactions to which the Company and certain officers and directors of the Company were a party during 1999, 2000 and 2001 The Board of Directors of the Company has adopted a policy that all transactions between the Company and its officers, directors, principal shareholders and other affiliates require the approval of a majority of the Company's disinterested directors, and be conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Mr. Mobley loaned monies from time to time to the Company to help meet cash flow requirements and as of December 31, 1998 the balance of such loans to the Company aggregated $315,840. These amounts were converted to notes payable on May 1, 1999 in conjunction with the investment in the Company by investors affiliated with The Geometry Group. In 2000, in conjunction with the investment in the Company by investors affiliated with The Geometry Group and the conversion by The Provident Bank of certain of its loans to the Company to common stock, Mr. Mobley converted $250,000 plus his PIK notes to common stock.

TradeCo Global Securities, Inc., where James Lewis is the majority shareholder, was paid $40,000 in 1999, $30,000 in 2000 for financial advisory services and in 2001, $120,000 was accrued for financial advisory services but has not yet been paid. In addition, TradeCo Global Securities, Inc. was paid $11,037 in interest on Participating Income Notes in 1999, $22,851 in 2000 and $10,156 was accrued in 2001.

James Lewis, James Lewis Family Trust, James W. Lewis, MPP, and James Lewis Family Investments, LP, were paid $51,299 in interest on Participating Income Notes in 1999, $65,037 in 2000 and $124,909 was accrued in 2001.

In February 2000, The Provident Bank converted $6.5 million senior secured debt and $740 thousand PIK notes for $2.4 million in common stock and $4.9 million in no-yield preferred stock which may later be converted to common stock at $3.00 per share. In 2000, The Provident Bank was paid $620,331 for interest on its loans to the Company. In 2001, The Provident Bank was paid $700,000 for interest on its loans to the Company.



                                 OTHER BUSINESS

     Our board of directors is not aware of any business to be presented at our annual meeting other than that referred to in the Notice of Annual Meeting of Shareholders and discussed herein. No other matters may properly come before the Annual Meeting meeting.





                                              ---------------------------------
                                              A. SCOTT MOBLEY
                                              PRESIDENT


July 3, 2002
Indianapolis, Indiana

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates, constitutes and appoints Donald A. Morrison, III and A. Scott Mobley (or such other person as is designated by the Board of Directors of Noble Roman's, Inc. (the "Company")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of Common Stock, no par value, of the Company entitled to be voted by the undersigned at the Annual Meeting of Shareholders to be held at the Hampton Inn Downtown, 105
S. Meridian Street, Indianapolis, Indiana 46204, at 10:00 a.m., local time, July 31, 2002, and at any adjournments or postponements thereof.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:


1.   The election of Directors:

     Paul W. Mobley, A. Scott Mobley, Donald A. Morrison, III,
     Douglas H. Coape-Arnold

     [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

2. To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.


     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" the matters listed in Proposal 1.

     The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Notice of the Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


[ ]  PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING IN PERSON.


                          SIGN HERE
                                   ---------------------------------------------

                                   (Please sign exactly as name appears at left)

                          SIGN HERE
                                   ---------------------------------------------
                                   Executors, administrators, trustees, etc.
                                   should so indicate when signing

                          DATED
                                ------------------------------------------------